UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2009

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Treaty Energy Corporation

(Exact Name of Registrant as Specified in Charter)

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Nevada	000-28015	86-0884116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 North Willis Street, Suite 212 Abilene, Texas 79603
(Address of principal executive offices)

(325) 676 – 0099

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2009, shareholders representing seventy four percent (74%) of the voting power of Treaty Energy Corporation (the “Company”) took certain corporate action by written consent of shareholders pursuant to Nevada corporate law. The shareholders voted to elect Randall Newton a director and as Chairman of the Board of Directors of the Company, and simultaneously voted to remove Ronda Hyatt, David Hallin, and Gary Dunham as directors of the Company. After these actions, Randall Newton remained as the only director of the Company.

Mr. Newton, as sole director of the Company, then was appointed Chief Executive Officer of the Company. Mr. Newton’s compensation has not yet been determined.

From 1998 to present, Mr. Newton has been the principal of Newton Collaboration, LLC, a Houston, Texas-based firm that provides accounting, governance and information systems consulting services to private and public companies. Newton Collaboration, LLC has provided such services to the Company since its inception.

On July 8, 2009, the Company issued a press release announcing these transactions. This press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Treaty Energy Corporation (Registrant)

By:	/s/ Randall Newton
Randall Newton
Chief Executive Officer

Dated:

July 13, 2009

EXHIBITS

99.1

Press Release